UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2005

MUTUALFIRST FINANCIAL, INC. (Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation	000-27905 (Commission File Number)	35-2085640 (IRS Employer Identification No.)

110 E. Charles Street, Muncie, Indiana (Address of principal executive offices)	47305-2419 (Zip Code)

Registrant's telephone number, including area code (765) 747-2800

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

         On March 3, 2005, Mutual Federal Savings Bank, Muncie, Indiana, the banking subsidiary of MutualFirst Financial, Inc. (Nasdaq:MFSF) announced that it had entered into a definitive agreement to purchase assets and assume liabilities representing the operations of Fidelity Federal Savings Bank of Marion, Indiana. Mutual Federal will pay $20 million in cash for these assets, subject to adjustment. Fidelity Federal Savings Bank is a subsidiary of First Financial Bancorp.

         Copies of the purchase and assumption agreement and the press release announcing the transaction are attached hereto as Exhibits 2 and 99, respectively, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

            (a)     Not applicable.

            (b)     Not applicable.

            (c)     Exhibits.

Exhibit No.	Description
2	Purchase and Assumption Agreement dated as of March 3, 2005 by and among Mutual Federal Savings Bank, Fidelity Federal Savings Bank and First Financial Bancorp.
99	Press release dated March 3, 2005

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date:	March 3, 2005	By:	/s/ David W. Heeter David W. Heeter President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
2	Purchase and Assumption Agreement dated as of March 3, 2005 by and among Mutual Federal Savings Bank, Fidelity Federal Savings Bank and First Financial Bancorp.
99	Press release dated March 3, 2005

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END